SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 3, 2019

FORRESTER RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21433	04-2797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

60 Acorn Park Drive

Cambridge, Massachusetts 02140

(Address of principal executive offices, including zip code)

(617) 613-6000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the Acquisition (as defined below), on January 3, 2019 (the “Closing Date”), Forrester Research, Inc., a Delaware corporation (“Forrester”), entered into a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders referred to therein (collectively, the “Lenders”). Pursuant to the Credit Agreement, the Lenders have provided Forrester with $125 million in senior secured term loans (the “Term Loans”) and a $75 million senior secured revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loans, the “Credit Facilities”). On the Closing Date, all of the proceeds of the Term Loans and $50.0 million of proceeds of the loans borrowed under the Revolving Credit Facility were used to pay a portion of the cash consideration for the Acquisition and to pay certain fees, costs and expenses incurred in connection with the Acquisition. Following the Closing Date, the Revolving Credit Facility may be used for working capital and general corporate purposes, and up to $5 million of the Revolving Credit Facility may be used to obtain letters of credit. Each of the Term Loans and the Revolving Credit Facility are scheduled to mature on January 3, 2024.

The loans under each of the Credit Facilities bear interest, at Forrester’s option, at a rate per annum equal to either (i) the London Interbank Offering Rate (“LIBOR”) for the applicable interest period plus a margin that is between 1.75% and 2.50%, based on Forrester’s consolidated total leverage ratio or (ii) the applicable base rate plus a margin that is between 0.75% and 1.50%, based on Forrester’s consolidated total leverage ratio. A commitment fee, at a rate of between 0.25% to 0.35% per annum, based on Forrester’s consolidated total leverage ratio, is payable on the unused portion of the Revolving Credit Facility quarterly, in arrears, and on the date of termination or expiration of the Revolving Credit Facility.

The outstanding principal balance of the Term Loans will be subject to quarterly amortization payments, beginning on March 31, 2019, in an amount ranging from $1,562,500 to $3,906,000 per quarter, with the balance being due on January 3, 2024. No interim amortization payments are required with respect to the Revolving Credit Facility.

The Credit Agreement provides that, subject to customary conditions, including obtaining commitments, Forrester may elect to increase the commitments under the Revolving Credit Facility and/or to borrow additional term loans in the aggregate principal amount not to exceed $50 million.

Forrester may voluntarily prepay borrowings under the Credit Facilities at any time and from time to time, without premium or penalty, other than customary breakage reimbursement requirements for LIBOR-based loans. The Term Loans must be prepaid with net cash proceeds of (i) certain debt incurred or issued by Forrester and its restricted subsidiaries and (ii) certain asset sales and condemnation or casualty events, subject to certain reinvestment rights.

All obligations of Forrester under the Credit Facilities are unconditionally guaranteed by all of its material wholly-owned domestic subsidiaries (the “Guarantors”), other than certain excluded subsidiaries. Subject to certain customary limitations, the obligations under the Credit Facilities are also secured by a first priority lien on substantially all of the assets of Forrester and the Guarantors.

The Credit Agreement contains representations and warranties and affirmative and negative covenants, including financial covenants, that are customary for similar financings. The negative covenants limit, subject to various exceptions, the ability of Forrester and its subsidiaries to, among other things, incur indebtedness; create liens on assets; engage in certain fundamental changes; make investments; sell or otherwise dispose of assets; engage in certain affiliate transactions; and pay dividends. The financial covenants in the Credit Agreement require Forrester to have (i) a ratio of Consolidated Funded Debt (as defined in the Credit Agreement) to Consolidated EBITDA (as defined in the Credit Agreement) of no more than 4.00:1.00 as of the last day of each fiscal quarter and (ii) a Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of equal to or greater than 1.25:1.00 as of the last day of each fiscal quarter.

The Credit Agreement provides for customary events of default, including: non-payment of principal, interest or other amounts payable under the Credit Agreement; violation of covenants; material inaccuracy of representations or warranties; cross default to other material indebtedness; certain bankruptcy and insolvency events; certain ERISA events; material invalidity of guarantees or security interests; and change of control.

The above description of the Credit Agreement is a summary only and is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, Forrester completed the previously announced acquisition (the “Acquisition”) of SiriusDecisions, Inc., a Delaware corporation (the “Company”) and its subsidiaries, pursuant to that Agreement and Plan of Merger (the “Merger Agreement”), by and among Forrester, Supernova Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Forrester (“Acquisition Corp.”), the Company, the stockholders named therein and Fortis Advisors LLC, solely in its capacity as the Stockholder Representative. Pursuant to the terms of the Merger Agreement, Acquisition Corp. merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Forrester (the “Merger”). In connection with the Merger, each outstanding share of capital stock of the Company was automatically converted into the right to receive the consideration provided in the Merger Agreement.

The foregoing description of the Acquisition and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Forrester’s Current Report on Form 8-K, dated November 26, 2018, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described under Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 3, 2019, Forrester issued a press release announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01 and Exhibit 99.1 attached hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information or exhibit be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.1 attached hereto is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements of the Company are not included in this Current Report on Form 8-K and will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

Pro forma financial information relating to the Company is not included in this Current Report on Form 8-K and will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

10.1	Credit Agreement, dated as of January 3, 2019, among Forrester Research, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto.

99.1	Press Release, dated January 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.

By	/s/ Ryan D. Darrah
Name:	Ryan D. Darrah
Title:	Chief Legal Officer

Date: January 3, 2019